UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     November 12, 2009

BOISE CASCADE HOLDINGS, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-122770 (Commission File Number)	20-1478587 (IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events

On November 12, 2009, Boise Cascade Holdings, L.L.C. (“BCH”) announced its intent to sell 15 million of the 35.9 million shares it holds in Boise Inc. (“BZ”) in a secondary offering being led by Goldman, Sachs & Co.  In connection with such offering, BCH will grant the underwriters an option to purchase up to an additional 2,550,000 shares to cover over allotments.  Additional information regarding the terms of such offering are set forth in the preliminary prospectus supplement filed by BZ with the Securities and Exchange Commission on November 12, 2009.  The final pricing and size of the offering will depend on market conditions.

If the offering is successful, BCH will be obligated under the indenture for its 7.125% senior subordinated notes due 2014 to use the net proceeds within one year to repay senior indebtedness, acquire additional assets, or make a tender offer at par for a portion of the senior subordinated notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

	By	/s/ David G. Gadda
David G. Gadda Vice President, General Counsel and Secretary
Date: November 12, 2009